                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Vivus, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  VIVUS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 14, 2001, at 10:00 a.m. at VIVUS's headquarters located at 1172 Castro Street, Mountain View, CA 94040 for the following purposes:

          1. To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

          2. To confirm the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 2001.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These items of business are more fully described in the Proxy Statement accompanying this notice.

     Only stockholders of record at the close of business on April 16, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          By order of the Board of Directors

                                          Leland F. Wilson
                                          President and Chief Executive Officer

Mountain View, California
April 25, 2001

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                  VIVUS, INC.
                            ------------------------

                          PROXY STATEMENT FOR THE 2001
                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of VIVUS, Inc., a Delaware corporation (the "Company" or "VIVUS"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 14, 2001, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 1172 Castro Street, Mountain View, CA 94040.

     These proxy solicitation materials were mailed on or about April 25, 2001 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     The Company's Stockholders of record at the close of business on April 16, 2001 are entitled to notice of the Annual Meeting of Stockholders and to vote at the meeting. At the record date, 32,479,846 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 716 stockholders.

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of April 1, 2001 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director; (iii) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers serving in that capacity as of December 31, 2000; and (iv) all directors and executive officers as a group.

          FIVE PERCENT STOCKHOLDERS,             BENEFICIALLY OWNED STOCK(1)
       DIRECTORS AND EXECUTIVE OFFICERS               NUMBER OF SHARES          ACQUIRABLE(2)    PERCENT
       --------------------------------          ---------------------------    -------------    -------
Virgil A. Place, M.D.(3).......................             708,395                  33,124       2.28%
Leland F. Wilson(4)............................             424,062               1,028,206       4.33%
Mark B. Logan..................................                  --                  24,000          *
Mario M. Rosati................................               5,891                  24,000          *
Linda M. Shortliffe, M.D. .....................                  --                  16,000          *
Joseph E. Smith................................                  --                  66,666          *
Graham Strachan................................                  --                      --          *
Terry M. Nida..................................              28,870                 245,807          *
Carol D. Karp..................................               4,499                 100,424          *
Guy P. Marsh...................................                  --                  21,458          *
Richard Walliser...............................              28,594                  69,645          *
                                                          ---------               ---------
All directors and executive officers as a group
  (11 persons).................................           1,200,311               1,629,330       8.30%

---------------
 *  Less than 1%

(1) Applicable percentage ownership based on 32,479,846 shares of Common Stock as of April 1, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

(2) Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after April 1, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 29,100 shares held by Dr. Place as Custodian for V. Aristophanes Kamehameha A.H. Place under the Hawaii Uniform Transfers to Minors Act, and 70,000 shares held by "The Virgil A. Place Arboretum & Botanical Garden, Inc.," of which Dr. Place is the beneficial owner.

(4) Includes 25,000 shares held by the Leland F. Wilson Living Trust.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each share of Common Stock outstanding on the record date is entitled to one vote.

     The cost of soliciting proxies will be borne by the Company. The Company may elect to retain the services of an outside company to solicit proxies, for which the Company estimates that it would pay a fee not to exceed $5,000. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

RECORD DATE; QUORUM; REQUIRED VOTE

     The holders of Common Stock of record at the close of business on April 16, 2001 are entitled to vote at the Annual Meeting. As of April 16, 2001, 32,479,846 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The presence, in person or by proxy, of stockholders entitled to vote at least a majority of the shares of Common Stock issued and outstanding as of April 16, 2001 constitutes a quorum for adopting the proposals at the Annual Meeting. A plurality of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. In the other proposals, the affirmative vote of the majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the proposals is required for approval.

     Under the Delaware General Corporation Law, abstentions and broker "non-votes" are treated as shares that are entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal or has not received voting instructions from the beneficial owner. Abstentions are treated as shares that are present at the Annual Meeting, but not as an affirmative vote on any matter submitted to the stockholders for a vote. Thus, abstentions are included in the tabulation of the voting results on election of directors and on the proposals requiring an affirmative vote of a majority of the shares present at the Annual Meeting and, therefore, have the effect of votes in opposition. On the contrary, broker "non-votes" are not treated as shares that are present at the Annual Meeting. Thus, broker "non-votes" are not included in the tabulation of the voting results on election of directors and on the proposals requiring an affirmative vote of a majority of the shares present at the Annual Meeting and, therefore, do not have the effect of votes in opposition in such tabulations.

     Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted FOR the election of directors, FOR the ratification of the appointment of Arthur Andersen LLP as the designated independent accountants and, as the proxy holders deem advisable, on other matters that may come before the meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders who intend to present a proposal for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Stockholders must submit the proposal to the Company no later than December 31, 2001. Stockholders who intend to present a proposal at the 2002 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2002 Annual Meeting are required to provide notice of such proposal to the Company no later than thirty-five (35) days nor more than sixty (60) days prior to the 2002 Annual Meeting of Stockholders. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting of Stockholders. The Company's Bylaws authorize a board of six directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

     The nominees, and certain information about them as of April 1, 2001, are set forth below.

                                                                                              DIRECTOR
            NAME OF NOMINEE              AGE                     POSITION                      SINCE
            ---------------              ---                     --------                     --------
Virgil A. Place, M.D. .................  76     Chairman of the Board, Chief Scientific         1991
                                                Officer and Director
Leland F. Wilson.......................  56     President, Chief Executive Officer and          1991
                                                Director
Mark B. Logan(1)(2)....................  62     Director                                        1999
Mario M. Rosati(2).....................  54     Secretary and Director                          1999
Linda M. Shortliffe, M.D.(1)(2)........  52     Director                                        1999
Graham Strachan........................  63     None                                             N/A

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     All directors hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board. There are no family relationships between any of the directors or executive officers of the Company.

     VIRGIL A. PLACE, M.D. is the founder of VIVUS and has been its Chief Scientific Officer and Chairman of the Board since the Company was formed in April 1991. Before joining VIVUS, Dr. Place was Principal Scientist and held a variety of executive positions including Vice President of Medical and Regulatory Affairs at ALZA Corporation ("Alza") from 1969 to 1993. In addition, Dr. Place served nine years on the Alza Board of Directors. He received a B.A. in Chemistry from Indiana University and an M.D. from Johns Hopkins University. He is Board Certified in Internal Medicine, with specialty training at the Mayo Clinic.

     LELAND F. WILSON has been President and a director of VIVUS since April 1991 and Chief Executive Officer since November 1991. Prior to joining VIVUS, Mr. Wilson was Vice President of Marketing and Corporate Development of Genelabs Technologies, Inc. from 1989 to 1991. Mr. Wilson was Group Product Director, later promoted to Director of Marketing, at LifeScan, a Johnson & Johnson company, from 1986 to 1989. From 1973 to 1986, Mr. Wilson served in several research, marketing and sales positions for Syntex Research and Syntex Laboratories, Inc. Mr. Wilson received a B.S. and an M.S. from Pennsylvania State University.

     MARK B. LOGAN has been a director of VIVUS since March 1999. Since August 1997, Mr. Logan has served as a director of Abgenix, Inc., a biopharmaceutical company. Mr. Logan has also served as the Chairman of the Board, President and Chief Executive Officer of VISX Incorporated, a medical device company, since 1994. From January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of INSMED Pharmaceuticals, Inc., a pharmaceutical company. Previously, Mr. Logan held several senior management positions at Baush & Lomb, Inc., a medical products company, including Senior Vice President, Healthcare and Consumer Group, and also served as member of its Board of Directors. Mr. Logan received a B.A. from Hiram College and a P.M.D. from Harvard Business School.

     MARIO M. ROSATI has served as one of our directors since March 1999. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971, first as an associate and then as a member since 1975. Mr. Rosati also serves as a director of Aehr Test Systems, Genus, Inc., MyPoints.com, Inc., Sanmina Corporation, Symyx and The Management Network Group. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

     LINDA M. DAIRIKI SHORTLIFFE, M.D. has been a director of VIVUS since June 1999. Dr. Shortliffe has been Professor of Urology at Stanford University School of Medicine since 1993 and Chair of the Department of Urology since 1995. She has also been Chief of Pediatric Urology of Lucile Salter Packard Children's Hospital at Stanford since 1991. She is a Fellow of the American College of Surgeons and the American Academy of Pediatrics. Dr. Shortliffe has also served as a member of the Special Grants Chartered Review Committee for the National Institute of Diabetes, Digestive, and Kidney Diseases of the National Institute of Health and several other national committees. She has authored numerous publications and her works appear in prominent medical journals and books. Dr. Shortliffe received an A.B. from Radcliffe/Harvard College and an M.D. from Stanford University.

     GRAHAM STRACHAN is a nominee for the Board of Directors of VIVUS. From 1987 to 1999, he was President and CEO of Allelix Biopharmaceuticals Inc., now NPS Allelix Pharmaceuticals Inc., engaged in the discovery and development of novel, small molecule drugs and recombinant therapeutic proteins. Between 1982 and 1986, Mr. Strachan held other executive level positions within Allelix, of which he was a co-founder in 1981. He has also been active in community service, particularly in life science organizations, and is currently chair of the Ontario Mental Health Research Foundation and the Canadian Biotechnology Human Resource Council. Mr. Strachan holds a B.Sc. Honours Chemistry degree from the University of Glasgow, is a Qualified Patent Agent in Canada and the United States, and he completed an Advanced Management Program at the University of Western Ontario in 1972.

REQUIRED VOTE

     The six nominees receiving the highest number of the affirmative votes of the Votes Cast will be elected as directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Board of Directors met five times and acted by unanimous written consent three times during fiscal 2000. The Board of Directors has an Audit Committee that met four times and a Compensation Committee that met three times during the year. Director Rosati attended three meetings of the Board of Directors and all meetings of the Compensation Committee during fiscal 2000. All other directors attended 75% or more of the meetings of the Board of Directors and any committees on which such director served during fiscal 2000.

     The Audit Committee of the Board of Directors is composed of three directors who are not employees of the Company ("Outside Directors") and currently include Directors Smith, Logan and Shortliffe. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews such audit results.

     The Compensation Committee of the Board of Directors is composed of three Outside Directors and currently includes Directors Rosati, Logan and Shortliffe. The Compensation Committee recommends to our Board of Directors the compensation of our directors and officers, oversees the administration of our stock option plans and performs other duties regarding compensation for employees and consultants as our Board of Directors may delegate from time to time.

     Outside Directors will be paid an annual retainer of $10,000 and a fee of $1,000 per quarter for attending board meetings.

     The Company's 1994 Director Option Plan provides that each new Outside Director that joins the Board will automatically be granted an option at fair market value to purchase 32,000 shares of Common Stock upon the date on which such person first becomes an Outside Director. These options vest at a rate of 25% per year following the date of grant so long as the optionee remains a director of the Company. It also provides for the grant of options to Outside Directors pursuant to a nondiscretionary, automatic grant mechanism, whereby each Outside Director is granted an option at fair market value to purchase 8,000 shares on the date of each Annual Meeting of Stockholders, provided such director is re-elected. These shares vest at the rate of 12.5% per month following the date of grant so long as the optionee remains a director of the Company.

EXECUTIVE OFFICERS

     The executive officers of the Company and certain information about them as of April 1, 2001, are listed below:

                NAME                   AGE                           POSITION
                ----                   ---                           --------
Virgil A. Place, M.D. ...............  76     Chairman of the Board, Chief Scientific Officer and
                                              Director
Leland F. Wilson.....................  56     President, Chief Executive Officer and Director
John Dietrich, Ph.D. ................  54     Vice President, Research and Development
Neil Gesundheit, M.D. ...............  48     Vice President, Clinical Research
Carol D. Karp........................  48     Vice President, Regulatory Affairs
Guy P. Marsh.........................  47     Vice President, U.S. Operations
Terry M. Nida........................  52     Vice President, Corporate Development and
                                              International Marketing
Richard Walliser.....................  57     Vice President, Finance and Chief Financial Officer

     The backgrounds of MR. WILSON and DR. PLACE are summarized previously under "Election of Directors."

     JOHN DIETRICH, PH.D. has been Vice President of Research and Development at VIVUS since October 2000. Prior to that time he held a similar position at Cellegy Pharmaceuticals, located in South San Francisco. From 1991 until 1999 Dr. Dietrich was Vice President of R&D at Allelix Biopharmaceuticals in Toronto, Canada. At Allelix he was responsible for all preclinical and clinical departments and managed a staff of 125 people. Dr. Dietrich received his Ph.D. in Pharmacology from the University of North Carolina and was an Assistant Professor at the University of Illinois School of Medicine. In 1980 he joined the pharmaceutical industry as Director of Endocrinology at Revlon Health Care, and was also Vice President of Research at Chemex Pharmaceuticals in Denver, Colorado.

     NEIL GESUNDHEIT, M.D., M.P.H. has been Vice President, Clinical Research since January 1994. In August 1999, Dr. Gesundheit transitioned to part-time status to assume the position of Associate Dean for Medical Education at the Stanford University School of Medicine. Dr. Gesundheit previously served VIVUS as Vice President, Clinical and Regulatory Affairs from January 1994 to September 1997 and as Chief Medical Officer from August 1998 to August 1999. From 1989 to 1993 Dr. Gesundheit was Associate Director of Clinical Research at Genentech, Inc. He holds an A.B. degree from Harvard College, an M.D. from the University of California, San Francisco, and an M.P.H. from the University of California, Berkeley. Dr. Gesundheit is board certified in internal medicine and in the subspecialty of endocrinology and metabolism.

     CAROL D. KARP has been Vice President, Regulatory Affairs for VIVUS since September 1997. Prior to joining VIVUS, Ms. Karp served as Executive Director, Regulatory Affairs for Cygnus, Inc. from June 1994 to August 1997. From February 1993 to June 1994, Ms. Karp served as Director, Regulatory Affairs for Cygnus Therapeutic Systems. Ms. Karp held various positions in regulatory affairs at Janssen Pharmaceutica, a Johnson & Johnson company, from 1979 to 1989. She received a B.A. in Biology from the University of Rochester and has completed postgraduate studies in Biochemistry at New York University.

     GUY P. MARSH has been Vice President of U.S. Operations for VIVUS since July 2000. Mr. Marsh joined VIVUS in May 1998 in the position of Sr. Director, U.S. Operations and assumed the responsibilities of General Manager, Operations in April 1999. Prior to VIVUS, Mr. Marsh served as Vice President Technical Operations for Copley Pharmaceutical, Inc. from April 1994 to April 1998. Also, during this period, Mr. Marsh served as a liaison between Copley Pharmaceutical and Copley's majority stockholder, Hoechst-Celanese Corporation. From November 1987 to April 1994, Mr. Marsh served in various manufacturing, sales and business management roles for Hoechst-Roussel Pharmaceuticals, Inc. Mr. Marsh received a B.S. in Engineering from New Jersey Institute of Technology, holds a New Jersey State Professional Engineering License, and received an MBA from Seton Hall University.

     TERRY M. NIDA has been Vice President, Corporate Development and International Marketing for VIVUS since August 1998. From November 1995 to August 1998, Mr. Nida was Vice President, Europe and effective March 28, 1996 was appointed an executive officer. Prior to joining VIVUS, Mr. Nida was Vice President, Sales, Marketing and Business Development at Carrington Laboratories, with responsibility for all sales, marketing and business development activities. Mr. Nida was Senior Director, Worldwide Sales, Marketing and Business Development for Centocor, Inc. from 1993 to 1994, and Director of Sales and Marketing in Europe for Centocor, Inc. from 1990 to 1993. He received a B.A and M.A. from Wichita State University.

     RICHARD WALLISER has been Vice President, Finance and Chief Financial Officer for VIVUS since December 1998. Prior to joining VIVUS, Mr. Walliser served as a consultant for The Brenner Group, a consulting firm specializing in providing Interim Chief Financial Officers, and as the Chief Financial Officer at Gyration, Inc, a high technological gyroscope design company for consumer applications. From 1989 to 1999, Mr. Walliser also consulted to several high technology companies including Federal Technology, Microdyne, Productivity Training, and Advance Micro Devices. From 1982 to 1989, Mr. Walliser was the Vice President of Finance and Administration for Novell. He received a B.S. degree in Management from Arizona State University and a Masters in Business Administration from the University of Southern California.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1999, the Company and ZZVAX, LLC, a Delaware limited liability company ("ZZVAX"), entered into an Assignment Agreement (the "Assignment Agreement") whereby the Company assigned all right, title and interest to certain intellectual property to ZZVAX in exchange for a ten percent (10%) membership interest in ZZVAX and the right to receive two percent (2%) of the net sales of any ZZVAX products that utilize this intellectual property. Virgil
A. Place, M.D., the Company's Chairman of the Board and Chief Scientific Officer, is the inventor of this intellectual property and the President and Managing Member of ZZVAX. The Company did not seek to utilize the intellectual property that was assigned to ZZVAX for commercial purposes. The outside directors of the Company's Board of Directors approved the Assignment Agreement, and the terms of the Assignment Agreement are no less favorable to the Company than the terms that would have been negotiated with any other third party. The Company's initial ten percent (10%) ownership interest in ZZVAX is subject to dilution.

     In July 1998, the Board of Directors approved a form of Change of Control Agreement for all senior executives. The Change of Control Agreement recognizes that there may be periods where another company or another entity considers the possibility of acquiring the Company or that a change in the management of the Company may otherwise occur (collectively, "a Change of Control"), with or without the approval of the Company's Board of Directors. The Change of Control Agreement recognizes that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board determined that it was in the best interest of the Company to give such employees an incentive to continue their employment during periods where the threat or occurrence of a Change of Control may exist. The Change of Control Agreements are discussed in more detail subsequently under "Executive Compensation."

     The Company's founding scientist, Chairman of the Board and Chief Scientific Officer, Virgil A. Place, M.D., invented the Company's transurethral system for erection (MUSE) while serving as Alza's Executive Director of Medical and Regulatory Affairs. Dr. Place formed VIVUS in April 1991 to further develop the MUSE technology. In August 1991, Dr. Place entered into a letter agreement with Alza covering the MUSE technology. This was superseded by an assignment agreement between Alza and the Company that was executed on December 31, 1993. The assignment agreement provides for the assignment by Alza of patent applications related to the MUSE technology. In consideration of the rights granted to the Company under the assignment agreement, the Company issued shares of Common Stock to Alza and is required to pay certain royalties on the sale of any products for the transurethral treatment of erectile dysfunction. To maintain exclusive rights beyond December 31, 1999, the Company issued an additional 200,000 shares of Common Stock to Alza in May 1996.

OTHER TRANSACTIONS

     Mario M. Rosati, a Director and the Secretary, is also a member of Wilson Sonsini Goodrich & Rosati, a Professional Corporation, which serves as outside corporate counsel for the Company.

FILING OF REPORTS BY DIRECTORS AND OFFICERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports of ownership with the SEC. Such officers, directors and stockholders are also required by SEC rules to provide the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that during the period from January 1, 2000 to December 31, 2000, its executive officers, directors and ten percent (10%) stockholders filed all required Section 16(a) reports on a timely basis.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     Summary Compensation Table. The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 2000, 1999, and 1998 to the Chief Executive Officer and its four other most highly compensated executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                     ANNUAL COMPENSATION       SECURITIES     ALL OTHER
                                          FISCAL   -----------------------     UNDERLYING    COMPENSATION
      NAME AND PRINCIPAL POSITION          YEAR    SALARY($)(1)   BONUS($)     OPTIONS(#)        ($)
      ---------------------------         ------   ------------   --------    ------------   ------------
Leland F. Wilson........................   2000      367,500       10,500        70,000             --
  President and Chief Executive Officer    1999      350,005      116,667(2)         --             --
                                           1998      319,032      139,500(3)    829,998(4)          --
Terry M. Nida...........................   2000      202,587        5,788        35,000             --
  Vice President, Corporate Development    1999      191,459       63,313(2)         --             --
  and International Marketing              1998      192,938       46,000(3)    258,750(5)      33,120(6)
Carol D. Karp...........................   2000      179,962        5,142        35,000             --
  Vice President, Regulatory Affairs       1999      171,904       54,933(2)         --             --
                                           1998      164,764       23,200(3)    115,625(7)          --
Guy P. Marsh............................   2000      177,254(8)     8,250        47,500             --
  Vice President, U.S. Operations          1999      117,408           --        30,000         99,083(9)
                                           1998      100,877       25,000(10)    75,000(11)         --
Richard Walliser........................   2000      166,400        4,800        28,000             --
  Vice President of Finance and            1999      159,994           --            --             --
  Chief Financial Officer                  1998        9,230(12)       --        90,000             --

---------------
 (1) As of January 1, 2001, the annual base salaries of Mr. Wilson, Mr. Nida, Ms. Karp, Mr. Marsh and Mr. Walliser were increased to $396,900, $218,792, $188,960, $194,400 and $175,552, respectively.

 (2) This is the "Retention Incentive Bonus" offered to all employees as a result of the restructuring in 1998 and paid on April 15, 1999.

 (3) Consists of performance bonuses earned in fiscal 1997 and paid in February 1998.

 (4) Consists of 150,000 shares underlying an option granted in December 1998 and 679,998 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing."

 (5) Consists of 52,500 shares underlying an option granted in December 1998 and 206,250 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing."

 (6) Amounts received for housing and automobile allowance.

 (7) Consists of 52,500 shares underlying an option granted in December 1998 and 63,125 shares underlying options granted prior to 1998 that were cancelled and re-granted in connection with the repricing -- see "Report of the Compensation Committee -- stock option repricing."

 (8) Mr. Marsh joined the Company in May 1998 and resigned in December 1998 for personal reasons. He was rehired in April 1999 as General Manager for the manufacturing facility in Lakewood, New Jersey. In July 2000, Mr. Marsh was promoted to his current position of Vice President, Operations.

 (9) Consists of amounts received for relocation (grossed up for tax purposes).

(10) Consists of a sign-on bonus paid.

(11) Consists of 50,000 shares underlying an option granted in October 1998 and 25,000 shares underlying an option granted in May 1998. These options were cancelled in December 1998 when Mr. Marsh resigned his position with the Company.

(12) Richard Walliser commenced employment with VIVUS, Inc. on December 8, 1998.

     Employment Agreements. There are no employment agreements between the Company and any of its executive officers, except that Leland F. Wilson is entitled to severance pay of four months' salary in the event of termination of employment without cause.

  Change of Control Agreements.

     On July 8, 1998, the Company entered into Change of Control Agreements with Leland F. Wilson, Neil Gesundheit, M.D., M.P.H., Terry M. Nida and Carol D. Karp. On January 8, 1999, the Company entered into a Change of Control Agreement with Richard Walliser. On April 19, 1999, the Company entered into a Change of Control Agreement with Guy P. Marsh, and on October 2, 2000, the Company entered into a Change of Control Agreement with John W. Dietrich, Ph.D. (collectively, the "Executive Officers") containing the same terms and conditions. On May 12, 2000, the Company amended the Change of Control Agreements to provide accelerated vesting and exercisability of options granted upon the closing of a Change of Control. Upon the involuntary termination of an Executive Officer's employment without cause in connection with a Change of Control, the Executive Officer is entitled to receive the following benefits:

          (1) Monthly severance payments for twenty-four (24) months following the effective date of termination equal to the monthly salary that the Executive Officer was receiving immediately prior to the change of control;

          (2) Monthly severance payments equal to one-twelfth ( 1/12) of the Executive Officer's target bonus for the fiscal year in which the termination occurs;

          (3) Pro-rated amount of the Executive Officer's target bonus for the fiscal year in which the termination occurs, calculated based on the number of months during such fiscal year that the Company employed the Executive Officer;

          (4) Continuation of benefits through the end of the severance period that are identical to those the Executive Officer was entitled to immediately prior to the Change of Control;

          (5) Outplacement services not to exceed Twenty Thousand Dollars ($20,000.00); and

          (6) All unvested stock options granted and outstanding will automatically accelerate in full and become immediately vested and exercisable upon the closing of a Change of Control event.

STOCK OPTION INFORMATION

     Option Grants in Last Fiscal Year. The following table sets forth certain information for the year ended December 31, 2000, with respect to each grant of stock options to the individuals named in the Summary Compensation Table:

                             OPTION GRANTS IN 2000

                                                INDIVIDUAL GRANTS
                                --------------------------------------------------
                                             % OF TOTAL                               POTENTIAL REALIZABLE VALUE
                                              OPTIONS                                 AT ASSUMED ANNUAL RATES OF
                                NUMBER OF    GRANTED TO                              STOCK PRICE APPRECIATION FOR
                                UNDERLYING   EMPLOYEES     EXERCISE                         OPTION TERM(4)
                                 OPTIONS     IN FISCAL     PRICE PER    EXPIRATION   -----------------------------
             NAME               GRANTED(1)    YEAR(2)     SHARE($)(3)      DATE           5%              10%
             ----               ----------   ----------   -----------   ----------   -------------   -------------
Leland F. Wilson..............    70,000       12.08%       4.8438       01/19/10     213,236.79      540,383.88
Terry M. Nida.................    35,000        6.04%       4.8438       01/19/10     106,618.39      270,191.94
Carol D. Karp.................    35,000        6.04%       4.8438       01/19/10     106,618.39      270,191.94
Guy P. Marsh..................    17,500        3.02%       4.8438       01/19/10      53,309.20      135,095.97
                                  30,000        5.17%       6.6880       07/17/10     126,181.42      319,768.49
                                  ------       -----                                  ----------      ----------
                                  47,500        8.19%                                 179,490.62      454,864.46
Richard Walliser..............    28,000        4.83%       4.8438       01/19/10      85,294.71      216,153.55

---------------
(1) The stock options granted in 2000 are generally exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 1/48 of the total number of option shares becoming exercisable at the end of each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2) Based on an aggregate of 579,660 options granted in 2000, including options granted to the individuals named in the Summary Compensation Table above.

(3) Options are granted at an exercise price equal to the closing market per share price on the date of grant.

(4) In accordance with the rules of the SEC, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
Values. The following table sets forth certain information concerning the stock options exercised by the Executive Officers named in the Summary Compensation Table during the year ended December 31, 2000 and the value of unexercised stock options held by such individuals at the end of the year.

          AGGREGATE OPTION EXERCISES IN 2000 AND 2000 YEAR-END VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              NUMBER OF       VALUE              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES       REALIZED        DECEMBER 31, 2000(#)         DECEMBER 31, 2000($)(1)
                              ACQUIRED        UPON       ---------------------------   ---------------------------
           NAME              ON EXERCISE   EXERCISE($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Leland F. Wilson...........        --           --        1,595,477       660,000      382,993.98         -0-
Virgil A. Place, M.D. .....        --           --           23,125        37,500             -0-         -0-
Terry M. Nida..............        --           --          225,940        67,810             -0-         -0-
Carol D. Karp..............        --           --           76,718        73,907             -0-         -0-
Richard Walliser...........        --           --           52,500        65,500             -0-         -0-
Guy P. Marsh...............        --           --           12,500        65,000             -0-         -0-

---------------
(1) Based upon a fair market value of $2.1567 per share as of December 31, 2000 less the exercise price per share.

AUDIT COMMITTEE REPORT

     In fulfilling its written charter adopted by the Board in May 2000, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2000, the Audit Committee met four times, and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with senior management of the Company and independent auditors prior to public release. A copy of the Audit Committee Charter is attached hereto as Exhibit A.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed the independent auditors' audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing

Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Arthur Andersen LLP as the independent auditors and the Board concurred in such recommendation.

     This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

                                          Joseph E. Smith
                                          Chairman

                                          Mark B. Logan
                                          Linda M. Shortliffe, M.D.
                                          Members

                         COMPENSATION COMMITTEE REPORT

     The members of the Compensation Committee of the Board of Directors provide the following report to stockholders.

GENERAL

     Since VIVUS' initial public offering in April 1994, the Compensation Committee (the "Committee") of the Board has administered the Company's management compensation policies and plans. The Committee is a standing committee comprised of outside Directors. The Committee determines the annual base salary for each executive officer, including the Chief Executive Officer ("CEO"), and the criteria under which cash incentive bonuses, if any, may be paid. The Committee also exercises the authority to grant options under the Company's 1991 Incentive Stock Plan and other equity incentive plans.

COMPENSATION VEHICLES

     During fiscal 2000, the Company's cash and equity-based compensation program was successful in focusing and retaining key employees necessary to accomplish critical product development work, optimal operating efficiencies and positive cash to enable further development opportunities. The Company focused on cash and equity-based compensation programs designed to ensure that the organization's cash and equity structure was equitable and competitive with other companies with similar business focus and structure.

     Cash Compensation. Before determining the compensation with respect to executive officers, the Committee's policy is to review base salaries proposed by the CEO and evaluate each executive officer's experience and proposed responsibilities and the salaries of similarly situated executives, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for adjustments to executive officers' base salaries, the Committee's policy is to focus primarily on the executive officers' contributions towards the Company's success in moving toward its long-term goals during the fiscal year and the quality of the services rendered by the executive officers. In recommending the CEO's fiscal 2001 salary, the Committee used the same criteria it applies to other executive officers. Based on the overall achievements of the Company during fiscal 2000, the Committee granted a salary increase and stock option grants in the first quarter of 2001. Additionally, bonuses were paid in the first quarter of 2001 to all employees in recognition of attaining certain Company goals in 2000, which were driven toward the overall achievements and success of the Company.

     Stock Option Program. The Committee grants options as an incentive to employees who are expected to contribute to the Company's future success. The Committee believes stock options encourage the achievement of superior results over time and align employee and stockholder interests. The option program incorporates a four-year vesting period to encourage employees to continue in the Company's employ. In fiscal 2000, the Company continued its policy of granting stock options to all new employees in conjunction with employee performance.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction to $1 million for compensation paid to its five most highly compensated executive officers, unless certain requirements are met. One requirement is that the Committee consist entirely of outside Directors as defined in the Code, and VIVUS' Committee meets this requirement. Another requirement is that compensation over $1 million must be based upon Company attainment of pre-established, objective performance goals. VIVUS believes that all compensation paid to its five most highly compensated executive officers in fiscal 2000 is fully deductible. The Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of VIVUS and its stockholders.

STOCK OPTION REPRICING

     On October 5, 1998, the Board of Directors offered all employees (except the named officers below) and certain consultants holding options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share the opportunity to reprice their options to the fair market value of the Company's Common Stock as of the closing of the stock market on October 19, 1998 ($2.9375). On October 5, 1998, the Board of Directors offered Leland F. Wilson, Neil Gesundheit, M.D., M.P.H., Terry M. Nida and Carol D. Karp the option to reprice (i) one-half of the options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share to the fair market value of the Company's Common Stock as of the closing of the stock market on October 19, 1998 ($2.9375), and (ii) one-half of the options to purchase Common Stock of the Company at exercise prices greater than $4.00 per share to one hundred fifty percent of the fair market value of the Company's Common Stock as of the closing of the stock market on October 19, 1998 ($4.4063). The stock option repricing was an acknowledgment of the importance to the Company of its employees and of the incentive to employees represented by stock options, especially in considering alternative opportunities. The Board considered such factors as the competitive environment for obtaining and retaining qualified employees and the overall benefit to the stockholders from a highly motivated group of employees.

     The following table sets forth, as to all executive officers of the Company, certain information concerning the repricing of all such officers' options since the Company's inception.

                                                                                                    LENGTH OF
                                                                                                     ORIGINAL
                                  NUMBER OF                                                        OPTION TERM
                                  SECURITIES                 MARKET       EXERCISE        NEW      REMAINING AT
                                  UNDERLYING    ORIGINAL    PRICE AT    PRICE AT TIME   EXERCISE     DATE OF
  NAME AND PRINCIPAL POSITION      OPTIONS     GRANT DATE   REPRICING   OF REPRICING     PRICE      REPRICING
  ---------------------------     ----------   ----------   ---------   -------------   --------   ------------
Leland F. Wilson................   125,000      10/13/94     $2.9375      $ 6.5625      $2.9375     5.98 Yrs.
  President, Chief Executive
  Officer                          125,000      10/13/94     $2.9375      $ 6.5625      $4.4063     5.98 Yrs.
  and Director                      60,000       1/17/95     $2.9375      $ 6.7500      $2.9375     6.24 Yrs.
                                    60,000       1/17/95     $2.9375      $ 6.7500      $4.4063     6.24 Yrs.
                                    60,000        1/2/96     $2.9375      $15.0000      $2.9375     7.20 Yrs.
                                    60,000        1/2/96     $2.9375      $15.0000      $4.4063     7.20 Yrs.
                                    44,999      12/11/96     $2.9375      $16.7500      $2.9375     8.15 Yrs.
                                    44,999      12/11/96     $2.9375      $16.7500      $4.4063     8.15 Yrs.
                                    50,000       12/8/97     $2.9375      $21.6250      $2.9375     9.14 Yrs.
                                    50,000       12/8/97     $2.9375      $21.6250      $4.4063     9.14 Yrs.
                                   -------
                                   679,998
Neil Gesundheit, M.D. ..........    20,718       1/17/95     $2.9375      $ 6.7500      $2.9375     6.24 Yrs.
  Vice President, Clinical
  Research                          20,718       1/17/95     $2.9375      $ 6.7500      $4.4063     6.24 Yrs.
                                    25,000        1/2/96     $2.9375      $15.0000      $2.9375     7.20 Yrs.
                                    25,000        1/2/96     $2.9375      $15.0000      $4.4063     7.20 Yrs.
                                    20,000      12/11/96     $2.9375      $16.7500      $2.9375     8.15 Yrs.
                                    20,000      12/11/96     $2.9375      $16.7500      $4.4063     8.15 Yrs.
                                    17,500       12/8/97     $2.9375      $21.6250      $2.9375     9.14 Yrs.
                                    17,500       12/8/97     $2.9375      $21.6250      $4.4063     9.14 Yrs.
                                   -------
                                   166,436
Terry M. Nida...................    46,875       12/1/95     $2.9375      $11.8750      $2.9375     7.12 Yrs.
  Vice President, Corporate        103,125       12/1/95     $2.9375      $11.8750      $4.4063     7.12 Yrs.
  Development and International     30,000      12/11/96     $2.9375      $16.7500      $2.9375     8.15 Yrs.
  Marketing                         26,250       12/8/97     $2.9375      $21.6250      $2.9375     9.14 Yrs.
                                   -------
                                   206,250
Carol D. Karp...................    25,000        9/2/97     $2.9375      $28.2500      $2.9375     8.87 Yrs.
  Vice President, Regulatory
  Affairs                           25,000        9/2/97     $2.9375      $28.2500      $4.4063     8.87 Yrs.
                                     6,562       12/8/97     $2.9375      $21.6250      $2.9375     9.14 Yrs.
                                     6,563       12/8/97     $2.9375      $21.6250      $4.4063     9.14 Yrs.
                                   -------
                                    63,125

SUMMARY

     The Committee believes that the Company's compensation policy as practiced to date by the Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The Company's compensation policy will continue to evolve over time as the Company matures while continuing its focus on building long-term stockholder value.

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

                                  Respectfully submitted by the Compensation
                                  Committee of the Board of Directors:

                                  Mario M. Rosati, Mark B. Logan and Linda M.
                                  Shortliffe, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Committee also administers various incentive compensation and benefit plans. Mr. Wilson, President and Chief Executive Officer, and Richard Walliser, Vice President of Finance and Chief Financial Officer, generally participate in discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Wilson and Mr. Walliser are excluded from discussions regarding their respective salaries and incentive compensation.

CORPORATE PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of the Company's Common Stock from April 7, 1994, the date of the Company's initial public offering, through December 31, 2000 compared with The NASDAQ Stock Market and NASDAQ Pharmaceutical Stocks. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical technology stocks like VIVUS are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical technology stocks.
                              [PERFORMANCE GRAPH]

                                                                             THE NASDAQ STOCK MARKET      NASDAQ PHARMACEUTICAL
                                                       VIVUS, INC.                    -U.S.              STOCKS - U.S. & FOREIGN
                                                       -----------           -----------------------     -----------------------
4/7/94                                                   100.000                     100.000                     100.000
4/29/94                                                  103.390                      97.122                      95.950
5/31/94                                                   94.915                      97.360                      94.652
6/30/94                                                   94.915                      93.804                      87.260
7/29/94                                                   93.220                      95.730                      89.899
8/31/94                                                   93.220                     101.829                      99.654
9/30/94                                                   88.136                     101.571                      98.279
10/31/94                                                  89.831                     103.552                      94.921
11/30/94                                                  89.831                     100.120                      95.339
12/30/94                                                 103.390                     100.431                      92.250
1/31/95                                                   89.831                     100.959                      97.636
2/28/95                                                  101.695                     106.266                     101.325
3/31/95                                                  116.949                     109.423                      99.876
4/28/95                                                   88.136                     112.871                     102.701
5/31/95                                                   77.153                     115.788                     104.004
6/30/95                                                  101.695                     125.165                     116.190
7/31/95                                                  103.390                     134.353                     126.194
8/31/95                                                  162.712                     137.079                     141.119
9/29/95                                                  139.837                     140.237                     145.180
10/31/95                                                 137.288                     139.429                     139.693
11/30/95                                                 176.271                     142.696                     146.708
12/29/95                                                 211.864                     141.941                     169.243
1/31/96                                                  191.105                     142.652                     184.048
2/29/96                                                  170.346                     148.092                     180.495
3/29/96                                                  210.169                     148.588                     176.099
4/30/96                                                  205.085                     160.898                     185.202
5/31/96                                                  200.854                     168.277                     191.494
6/28/96                                                  222.034                     160.689                     170.938
7/31/96                                                  247.458                     146.386                     152.500
8/30/96                                                  237.288                     154.611                     163.645
9/30/96                                                  257.627                     166.434                     174.999
10/31/96                                                 227.119                     164.584                     167.268
11/29/96                                                 233.058                     174.787                     164.752
12/31/96                                                 245.763                     174.639                     169.761
1/31/97                                                  413.559                     187.030                     184.064
2/28/97                                                  374.576                     176.678                     185.103
3/31/97                                                  271.186                     165.157                     161.066
4/30/97                                                  250.427                     170.306                     151.644
5/30/97                                                  277.125                     189.594                     174.529
6/30/97                                                  322.888                     195.423                     173.971
7/31/97                                                  405.085                     216.012                     178.795
8/29/97                                                  362.712                     215.689                     176.606
9/30/97                                                  508.475                     228.471                     195.240
10/31/97                                                 357.627                     216.568                     185.394
11/28/97                                                 303.390                     217.712                     179.672
12/31/97                                                 144.068                     213.895                     175.430
1/31/98                                                  200.854                     220.669                     173.757
2/28/98                                                  157.627                     241.405                     179.467
3/31/98                                                  159.322                     250.327                     192.608
4/30/98                                                  144.068                     254.559                     187.897
5/31/98                                                  125.424                     240.415                     181.272
6/30/98                                                   81.776                     257.236                     178.045
7/31/98                                                   89.831                     254.235                     179.602
8/31/98                                                   40.678                     203.840                     137.707
9/30/98                                                   47.037                     232.120                     168.121
10/31/98                                                  38.563                     242.318                     179.396
11/30/98                                                  41.098                     266.956                     188.265
12/31/98                                                  35.173                     301.638                     223.318
1/31/99                                                   35.173                     345.420                     244.564
2/28/99                                                   35.173                     314.488                     228.479
3/31/99                                                   54.237                     338.284                     244.921
4/30/99                                                   64.407                     349.182                     226.067
5/31/99                                                   58.047                     339.511                     240.548
6/30/99                                                   35.593                     370.059                     249.493
7/31/99                                                   44.068                     363.385                     279.931
8/31/99                                                   44.068                     378.784                     303.513
9/30/99                                                   40.678                     379.272                     287.016
10/31/99                                                  31.783                     409.669                     290.819
11/30/99                                                  30.508                     459.512                     327.553
12/31/99                                                  42.793                     560.556                     419.743
1/31/00                                                   61.871                     539.760                     481.854
2/29/00                                                   77.966                     642.317                     676.803
3/31/00                                                  112.285                     629.119                     515.163
4/28/00                                                   67.797                     529.152                     452.803
5/31/00                                                   78.820                     465.319                     442.520
6/30/00                                                   94.075                     546.970                     571.858
7/31/00                                                   65.261                     517.336                     532.495
8/31/00                                                   70.346                     578.461                     637.458
9/29/00                                                   57.627                     503.284                     629.011
10/31/00                                                  44.068                     461.761                     568.110
11/30/00                                                  27.539                     356.017                     501.739
12/29/00                                                  29.234                     337.278                     522.094

                                 PROPOSAL TWO:

                         CONFIRMATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

PROPOSAL

     The Board has selected Arthur Andersen LLP to audit the consolidated financial statements of the Company for the year ending December 31, 2001 and recommends that the stockholders confirm the selection. Arthur Andersen LLP has audited the Company's financial statements since June 8, 1994. In the event of a negative vote, the Board will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY ARTHUR ANDERSEN LLP DURING FISCAL 2000 CONSIST OF:

     Audit fees billed to the Company by Arthur Andersen LLP for audit services in connection with the audit of the Company's annual financial statements for fiscal 2000 included in the Company's annual report on

Form 10-K and the review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $147 thousand.

     Other fees billed to the Company by Arthur Andersen LLP for all non-audit services rendered, which consisted primarily of tax related services, totaled $78 thousand.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Confirmation of the appointment of Arthur Andersen LLP as the Company's independent public accountants requires the affirmative vote of a majority of the Votes Cast.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

                                                                       EXHIBIT A

                                  VIVUS, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's Systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

          1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

          2. Review and appraise the audit efforts of the Corporation's independent accountants.

          3. Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with 1c. below.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

  1. Documents/Reports Review

          a. Review and update this Charter periodically, at least annually, as conditions dictate.

          b. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

          c. Review with financial management and the independent accountants the quarterly financial results prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

  2. Independent Accountants

          a. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

          b. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

          c. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

  3. Financial Reporting Processes

          a. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

          b. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          d. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practice as suggested by the independent accountants, or management.

  4. Process Improvement

          a. Establish regular systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

          b. Following completion of the annual audit, review with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          c. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

          d. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

  5. Ethical Legal Compliance

          a. Review with management the company's practices and policies to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and to the public satisfy legal requirements and ethical standards.

          b. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies, as appropriate.

          c. Review with the organization's counsel, as appropriate, any legal matter that could have a significant impact on the organization's financial statements.

          d. Perform any other activities consistent with this Charter, the Corporation's By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                  VIVUS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. ELECTION OF DIRECTORS--                   For  Withhold  For All   2. Proposal to ratify the appointment  For  Against Abstain
   Nominees: 01-Virgil A. Place, M.D.;       All    All     Except       of Arthur Andersen LLP as the        [ ]    [ ]    [ ]
   02-Leland F. Wilson; 03-Mark B. Logan;    [ ]    [ ]      [ ]         independent Public Accountants of the
   04-Linda M. Shortliffe M.D.; 05-Mario M.                              Company for fiscal 2001.
   Rosati; and 06-Graham Strachan.
                                                                      To transact such other business, in their discretion, as
   -----------------------------------------                          may properly come before the Meeting or any adjournments
   (Except Nominee(s) written above)                                  thereof.

                                                                      Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact
                                                                      hereunder.

                                                                                                  Dated:                  , 2001
                                                                                                        ------------------
                                                                      Signature(s)
                                                                                  ----------------------------------------------

                                                                      ----------------------------------------------------------
                                                                      This Proxy should be marked, dated and signed by the
                                                                      stockholder(s) exactly as his, her or its name appears
                                                                      hereon, and returned promptly in the enclosed envelope.
                                                                      Persons signing in a fiduciary capacity should so indicate.
                                                                      If shares are held by joint tenants or as community
                                                                      property, both should sign.

                           *  FOLD AND DETACH HERE  *

                            YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

                                  VIVUS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              2001 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 14, 2001

         The undersigned stockholder of VIVUS, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2001, and the 2000 Annual Report to Stockholders, and hereby appoints Leland F. Wilson and Richard Walliser, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of VIVUS, Inc. to be held on June 14, 2001, at 10:00 a.m. local time, at VIVUS's headquarters, 1172 Castro Street, Mountain View, CA 94040 and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

         THIS PROXY WILL BE VOTED, AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)